Grant Thornton LLP
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Arlington, VA 22209
T 703.847.7500
F 703.848.9580
www.GrantThornton.com

January 18, 2017

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Versar, Inc.
File No. 1-9309

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Versar, Inc. dated January 18, 2017, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP